As filed with the Securities and Exchange Commission on January 29, 2002
                                                      Registration No. 333-76908
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ALLOU HEALTH & BEAUTY CARE, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                            11-2953972
-------------------------------                         ----------------
(State or other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                               50 Emjay Boulevard
                               Brentwood, NY 11717
                                 (631) 273-4000
        -----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                  Victor Jacobs
                              Chairman of the Board
                               50 Emjay Boulevard
                               Brentwood, NY 11717
                                 (631) 273-4000
        -----------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                             Henry I. Rothman, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_____________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|____________________________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED JANUARY 29, 2002

PROSPECTUS

                        ALLOU HEALTH & BEAUTY CARE, INC.

     Tri-State Pharmaceuticals Consultants Corp., the selling stockholder, is selling up to 44,404 shares of our common stock.

                      -------------------------------------
                      American Stock Exchange Symbol: "ALU"
                      -------------------------------------

     On January 25, 2002, the closing sale price of one share of our Class A Common Stock on the American Stock Exchange was $7.34.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this Prospectus is __________, 2002

                                  RISK FACTORS

     BEFORE YOU BUY SHARES OF OUR CLASS A COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR CLASS A COMMON STOCK.

BECAUSE WE HAVE LARGE DEBT REQUIREMENTS, WE ARE LIMITED IN HOW WE SPEND OUR FUNDS AND ARE LIMITED IN OUR ABILITY TO RAISE ADDITIONAL FUNDS IN FUTURE FINANCINGS.

     In order to finance our operations, on September 4, 2001, we entered into an agreement for a working capital line of $200,000,000 of credit with a consortium of banks led by Congress Financial Corporation and Citibank, N.A. Certain of our subsidiaries are borrowers under this facility. The facility will have a term of three years. This line of credit is secured by substantially all of our assets and our subsidiaries' assets. The line of credit is revolving, and interest on the loan balance is payable at .25% per annum above the prime rate or, at our option, 2.75% per annum above the Eurodollar rate. We utilize cash generated from operations to reduce short-term borrowings, which in turn acts to increase loan availability consistent with our financing agreement. The line of credit restricts our ability to incur additional indebtedness, pledge assets, declare dividends or make distributions to stockholders without the consent of the banks. If we violate any loan covenants or we default on our obligations, the banks could elect to declare our indebtedness immediately due and payable and foreclose on our assets. As of the date of this prospectus, we are in compliance with all of the terms of our financing agreements.

IF WE LOSE ANY MEMBERS OF OUR KEY MANAGEMENT THEN OUR BUSINESS WILL SUFFER.

     Our business is greatly dependent upon the efforts of Mr. Victor Jacobs, our Chairman of the Board, Mr. Herman Jacobs, our Chief Executive Officer, Mr. David Shamilzadeh, our President, and Principal Accounting Officer and Mr. Jack Jacobs, our Executive Vice President. If we lose the services of any of these individuals or other key personnel it could adversely affect the conduct of our business. We have entered into employment agreements with each of the Jacobs. We have obtained "key man" life insurance on each of the Jacobs in the amount of $1,000,000. We have had success in retaining key personnel in the past and no key employee is planning to retire or leave in the near future.

BECAUSE KEY MEMBERS OF OUR MANAGEMENT OWN ALL OF THE CLASS B COMMON STOCK, THEY CAN CONTROL OUR AFFAIRS.

     Messrs. Victor Jacobs, Herman Jacobs and Jack Jacobs collectively own 1,175,000 shares of our class B common stock, which has five votes per share and which, in the aggregate, represents approximately 16.8% of our outstanding capital stock and approximately 50.0% of the total voting power. The class B owners are able to control us and direct our affairs, including:

     o    electing a majority of our directors;
     o    causing an increase in our authorized capital; or
     o causing our dissolution, merger or the sale of substantially all of our assets.

     The disproportionate vote afforded the class B common stock might also impede or prevent a change of control. As a result of the class B voting power, potential acquirers may be discouraged from seeking to acquire control of us through the purchase of common stock, which could have a depressive effect on the price of our securities.

ANTI-TAKEOVER MEASURES IN OUR CERTIFICATE OF INCORPORATION COULD ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OF THE CLASS A COMMON STOCK.

     Our certificate of incorporation authorizes anti-takeover measures such as the authority to issue 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the board of directors. Those measures could have the effect of delaying, deterring or preventing a change in control without any action by the holders of our class A common stock. In addition, the issuance of preferred stock, without stockholder approval and with dividend, liquidation, conversion, voting or other rights as the board of directors may determine, could adversely affect the voting powers of the holders of our class A common stock. Such voting powers may include the loss of voting control to others and the prevention or frustration of attempts to replace or remove our current management. Although we have no present intention of issuing any shares of preferred stock, we cannot assure you that we will not do so in the future.

                         ------------------------------

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

     We have filed with the SEC a registration statement on Form S-3 to register shares of our class A common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our class A common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of that registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

     This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o    Annual Report on Form 10-K for the fiscal year ended March 31, 2001;
     o    Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and
     o Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

     You may request a copy of these filings, at no cost, by writing to us at our executive offices at 50 Emjay Boulevard, Brentwood, New York 11717,
Attention: David Shamilzadeh. Our telephone number is (631) 273-4000.

                         ------------------------------

     This prospectus contains forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

     The selling stockholder is selling all of the shares covered by this prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of the shares. We will bear all expenses relating to this registration except for brokerage commissions and expenses, if any, which the selling stockholder will pay.

                                DIVIDEND POLICY

     We have never declared or paid cash dividends on our class A common stock and we currently anticipate that we will retain all available funds for use in the operation of our business. Therefore, we do not anticipate paying any cash dividends on our class A common stock in the foreseeable future.

                               SELLING STOCKHOLDER

     We issued the shares of class A common stock covered by this prospectus to the selling stockholder under the terms of an asset purchase agreement dated as of December 9, 1999 by and among the selling stockholder, Norman Miller and us. Norman Miller is the sole shareholder of the selling stockholder. Under the terms of the asset purchase agreement, we have to date issued 276,598 shares of our class A common stock to the selling stockholder as part of the purchase price. 232,194 of these shares have previously been sold.

     The following table lists information regarding the selling stockholder's ownership of shares of our class A common stock as of January 9, 2002, and as adjusted to reflect the sale of the shares. Information concerning the selling stockholder may change from time to time.


                                 Shares of Class                           Shares of Class A Common Stock to
                                    A Common                                          be Owned
                                   Stock Owned                                   after Offering (1)
                                Prior to Offering    Shares Registered     ---------------------------------
                                       (2)              Hereby (2)             Number             Percent
                                -----------------    -----------------     -------------       -------------
Tri-State Pharmaceutical
   Consultants Corp...........       44,404               44,404               -0-                  -0-


-----------------

(1) Assumes that all of the shares of class A common stock offered hereby are sold.

(2) Does not include shares issuable to the selling stockholder as part of the remaining installments payable on account of the purchase price pursuant to the terms of the asset purchase agreement.

                            DESCRIPTION OF SECURITIES

GENERAL

     We are authorized to issue: 15,000,000 shares of class A common stock, of which 5,802,823 were issued and outstanding on January 9, 2002, and 2,200,000 shares of class B common stock, of which 1,200,000 were issued and outstanding on January 9, 2002. We are also authorized to issue 1,000,000 shares of preferred stock, $.001 par value. No shares of preferred stock are currently outstanding.

COMMON STOCK

     The holders of shares of class A common stock and class B common stock have no preemptive rights and the shares are not subject to redemption. The outstanding shares of class A common stock and class B common stock are duly and validly issued and fully paid and non-assessable.

     Holders of class A common stock and class B common stock are not entitled to cumulative voting. Holders of class A common stock are entitled to one vote per share on every matter on which common stockholders are entitled to vote. Holders of class B common stock are entitled to five votes per share on every matter on which common stockholders are entitled to vote.

     Holders of class B common stock may, at any time, convert their shares into class A common stock on a share for share basis.

     Except for the aforementioned voting and conversion rights, the class A common stock and class B common stock are identical in all respects.

PREFERRED STOCK

     We are authorized to issue 1,000,000 million shares of preferred stock, in one or more classes or series as determined from time to time by the board of directors.

     The board of directors has the authority to issue shares of preferred stock and to fix the number of shares and the relative rights, conversion rights, voting rights and the terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of these preferred shares, subject only to the limitations and restrictions contained in our certificate of incorporation. No stockholder approval is needed. The board of directors is empowered to issue preferred stock with rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of an issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

DELAWARE LAW ANTI-TAKEOVER PROVISION

     We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock. This provision could make it more difficult for an "interested stockholder" to obtain control of us without the approval of the board of directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the class A common stock is Continental Stock Transfer & Trust Company.

                              PLAN OF DISTRIBUTION

     The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of class A common stock in private transactions or on any stock exchange, market or trading facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

     The selling stockholder may also sell shares under rule 144 of the securities act, if available, rather than under this prospectus.

     The selling stockholder may also engage in short sales against the box, puts and calls, derivatives and other transactions in our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with any sales. If a sale occurs, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware may:

     o indemnify any director, officer, employee or agent who worked directly for it or who worked at its request for another enterprise and was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than a derivative action by or in the right of the corporation.

     o indemnify against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by any of the aforementioned people in connection with the action, suit or proceeding if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the corporation had no reasonable cause to believe that this person's conduct was unlawful.

     o in the case of a derivative action, indemnify any person against expenses actually and reasonably incurred by this person in connection with the defense or settlement of the action or suit, if this person acted in good faith and in a manner this person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which this person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which the action was brought determines that this person is fairly and reasonably entitled to indemnity for his/her expenses.

     Our certificate of incorporation also provides that our directors shall not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for:

     o liability resulting from a breach of the director's duty of loyalty to our stockholders
     o    intentional misconduct or willful violation of law
     o    actions or inactions not in good faith
     o    unlawful stock purchases or payments of a dividend under Delaware law;
          and
     o transactions from which the director derives improper personal benefit.

     This limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

     Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of small business issues pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     Jenkens & Gilchrist Parker Chapin LLP, New York, New York has passed upon the validity of the securities offered hereby.

                                     EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in this registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP and Mayer Rispler & Company, P.C., independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

-------------------------------------      -------------------------------------

     WE HAVE NOT AUTHORIZED ANY
DEALER, SALESPERSON OR ANY OTHER
PERSON TO GIVE ANY INFORMATION OR TO
REPRESENT ANYTHING NOT CONTAINED IN
THIS PROSPECTUS. YOU MUST NOT RELY ON
ANY UNAUTHORIZED INFORMATION. THIS
PROSPECTUS DOES NOT OFFER TO SELL OR
BUY ANY SHARES IN ANY JURISDICTION
WHERE IT IS UNLAWFUL. THE INFORMATION
IN THIS PROSPECTUS IS CURRENT AS OF
__________, 2002.                                    44,404 SHARES OF
                                                   CLASS A COMMON STOCK

          TABLE OF CONTENTS

                                 Page
                                 ----

Risk Factors .......................2
Where You Can Find More
Information About Us................4
Use of Proceeds.....................5
Dividend Policy.....................5
Selling Stockholder ................6
Description of Securities...........7
Plan of Distribution ...............8
Indemnification for Securities
Act Liabilities.....................9
Legal Matters.......................9                   PROSPECTUS
Experts ............................9


                                                     __________, 2002

-------------------------------------      -------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

         Filing fee for registration statement .....................  $    74.71
         Legal fees and expenses  ..................................  $20,000.00
         Accounting expenses........................................  $ 5,000.00
         Miscellaneous..............................................  $ 4,925.29
              Total.................................................  $30,000.00
                                                                      ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

     The Company's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability resulting from a breach of the director's duty of loyalty to the Company or its stockholders, intentional misconduct or willful violation of law, actions or inactions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company's Certificate of Incorporation also authorizes the Company to indemnify its officers, directors and other agents, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law.

ITEM 16.  EXHIBITS.

NUMBER            DESCRIPTION OF EXHIBIT

5.1               Opinion of Jenkens & Gilchrist Parker Chapin LLP(1).
23.1              Consent of Mayer Rispler & Company, P.C.(1)
23.2              Consent of Arthur Andersen LLP(1).
23.3 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1)(1).
24.1              Power of Attorney(2).

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, if the total dollar value of securities offered would not exceed that which was registered, any increase or decrease in the volume of securities offered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the securities act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable.

     In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities act and will be governed by the final adjudication of the issue.

----------
(1)     Previously filed.
(2) Incorporated by reference to Exhibit 24.1 to the registrant's Registration Statement on Form S-3 filed on January 17, 2002 (Filed No. 333-76908).

     The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the securities act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the securities exchange act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of New York on January 29, 2002.

                                      ALLOU HEALTH & BEAUTY CARE, INC.


                                      By: /s/ David Shamilzadeh
                                          --------------------------------------
                                          President, Principal Financial Officer
                                          and Principal Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                             TITLE                              DATE
           ---------                             -----                              ----

/s/ Victor Jacobs*                        Chairman of the Board               January 29, 2002
-------------------------------
Victor Jacobs


/s/ Herman Jacobs*                        Chief Executive Officer and         January 29, 2002
-------------------------------           Director
Herman Jacobs


/s/ David Shamilzadeh                     President, Principal Financial      January 29, 2002
-------------------------------           Officer, Principal Accounting
David Shamilzadeh                         Officer and Director


/s/ Jack Jacobs*                          Executive Vice President and        January 29, 2002
-------------------------------           Director
Jack Jacobs


/s/ Sol Naimark*                          Director                            January 29, 2002
------------------------------
Sol Naimark


 /s/ Jeffrey Berg*                        Director                            January 29, 2002
------------------------------
Jeffrey Berg


/s/ Stuart Glasser*                       Director                            January 29, 2002
------------------------------
Stuart Glasser



*By: /s/ David Shamilzadeh
     -------------------------------
     David Shamilzadeh
     Attorney-in-Fact

                                 SECURITIES AND
                                    EXCHANGE
                                   COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    EXHIBITS

                                       TO

                                 AMENDMENT NO. 1

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  -------------


                        ALLOU HEALTH & BEAUTY CARE, INC.
                       (EXACT NAME OF ISSUER AS SPECIFIED
                                 IN ITS CHARTER)

                                JANUARY 29, 2002

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT         DESCRIPTION OF DOCUMENT                                     PAGE NO./REF.
-------         -----------------------                                     -------------
NO.
---
5.1             Opinion of Jenkens & Gilchrist Parker Chapin LLP(1)

23.1            Consent of Mayer Rispler & Company, P.C.(1)

23.2            Consent of Arthur Andersen LLP(1)

23.2            Consent of Jenkens & Gilchrist Parker Chapin LLP
                (included in their opinion filed as Exhibit 5.1)(1)

24.1            Power of Attorney(2)


----------
(1)     Previously filed.
(2) Incorporated by reference to Exhibit 24.1 to the registrant's Registration Statement on Form S-3 filed on January 17, 2002 (Filed No. 333-76908).